                         REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Investors Municipal Cash Fund


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Tax-Exempt New York Money Market Fund, Investors Pennsylvania Municipal Cash Fund, Investors Florida Municipal Cash Fund and Investors New Jersey Municipal Cash Fund, comprising Investors Municipal Cash Fund, as of March 31, 1998, the related statements of operations and changes in net assets for the periods indicated therein and the financial highlights for each of the fiscal periods since 1991. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of March 31, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds comprising Investors Municipal Cash Fund at March 31, 1998, the results of their operations, the changes in their net assets and the financial highlights for the periods indicated therein in conformity with generally accepted accounting principles.




                                                          ERNST & YOUNG LLP

Chicago, Illinois
May 18, 1998

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports on the financial statements of the Investors Municipal Cash Fund - Tax-Exempt New York Money Market Fund, - Investors Florida Municipal Cash Fund, - Investors New Jersey Municipal Cash Fund, - Investors Pennsylvania Municipal Cash Fund and the statement of net assets of the Investors Municipal Cash Fund - Investors Michigan Municipal Cash Fund, dated May 18, 1998 and February 13, 1998, respectively, in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectus of Investors Municipal Cash Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-34819) and this Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6108).




                                                          ERNST & YOUNG LLP



Chicago, Illinois
July 24, 1998